EQUITY SECURITIES TRUST, SERIES 13
                                SIGNATURE SERIES
                    ZACKS WALL STREET ALL-STAR ANALYSTS TRUST


                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated June 11, 1997 between Reich & Tang Distributor L.P., as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Securities Trust, Series 6, Signature Series, Gabelli Entertainment and Media Trust, and Subsequent Series, Trust Indenture and Agreement" dated November 16, 1995 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

                  WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the following sections of the Indenture hereby are amended as follows:


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                  (a) All references to "The Chase Manhattan Bank
(National Association)" are replaced with "The Chase Manhattan
Bank".

                  (b) Paragraph (a) of Section 2.6 shall be amended to read in its entirety as follows:

                           "Section 2.6 Deposit of Additional Securities.
                           (a) Subject to the requirements set forth below in this Section, the Depositor may, on any Business Day (the "Trade Date"), subscribe for Additional Units as follows:

                           (1) Prior to the Evaluation Time on the Trade Date, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telecopy or by written communication, of the Depositor's intention to subscribe for Additional Units. The Subscription Notice shall identify the Additional Securities to be acquired (unless such Additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (ii) instruct the Trustee to purchase Additional Securities with an aggregate value as specified in the Subscription Notice.

                           (2) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee, by telecopy, the number of Additional Units to be created.

                           (3) Not later than the time on the settlement date for such subscription when the Trustee is to deliver the Additional Units created hereby (which time shall not be later than the time by which the Trustee is required to settle any contracts for the purchase of Additional Securities entered into by the Trustee pursuant to the instruction of the Depositor referred to in subparagraph (1) above), the Depositor shall deposit with the Trustee (i) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in the amount equal to the aggregate value of the Additional Securities specified in the Subscription Notice, together with, in each case, Cash as defined below. "Cash" means, as to the

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                           Principal Account, cash or other property (other than
                           Securities) on hand in the Principal Account or receivable and to be credited to the Principal
                           Account as of the Evaluation Time on the Business Day preceding the Trade Date (other than amounts to be distributed solely to persons other than persons receiving the distribution from the Principal Account as holders of Additional Units created by the deposit), and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the Evaluation Time on the Business Day preceding the Trade Date or receivable by the Trust in respect of dividends or other distributions declared but not received as of the Evaluation Time on the Business Day preceding the Trade Date, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.5) to a distribution made or to be made in respect of a Record Date occurring prior to the Trade Date. Each deposit made during the 90 days following the deposit made pursuant to Section 2.1 hereof shall replicate, to the extent practicable, as specified in subparagraph (b), the Original Proportionate Relationship. Each deposit made after the 90 days following the deposit made pursuant to
                           Section 2.1 hereof (except for deposits made to replace Failed Securities if such deposits occur within 20 days from the date of a failure occurring within such initial 90 day period) shall maintain exactly the proportionate relationship existing among the Securities as of the expiration of such 90 day period. Each such deposit shall exactly replicate Cash.

                           (4) On the settlement date for a subscription, the Trustee shall, in exchange for the Securities and cash or letter of credit described above, issue and deliver to or on the order of the Depositor the number of Units verified by the Depositor with the Trustee.

                           (5) Each deposit of Additional Securities, shall be listed in a Supplementary Schedule to an Addendum to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Addendum the receipt of the Deposit and the number of Additional Units issued in respect thereof. The

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                           Additional Securities shall be held, administered and
                           applied by the Trustee in the same manner as herein provided for the Securities.

                           (6) The acceptance of Additional Units by the Depositor in accordance with the provisions of paragraph (a) of this Section shall be deemed a certification by the Depositor that the deposit or purchase of Additional Securities associated therewith complies with the conditions of this
                           Section 2.06."

                  (c) Section 3.1 is hereby amended by deleting the phrase provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statement of Condition included in the Prospectus, and any such excess shall be borne by the Depositor".

                  (d) Section 3.5 is hereby amended by inserting the phrase "or Income" in the second sentence of the sixth paragraph after the words "The Trustee shall not be required to make a distribution from the Principal..."

                  (e) Section 3.14 is hereby amended by inserting the phrase "including, but not limited to securities received as a result of a spin-off" in the first sentence after the words "Any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A..."

                  (f) Section 9.2 is hereby amended by replacing the phrase "60 business days" with "30 days" in the first sentence of the sixth paragraph.

                  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated June 11, 1997, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


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                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

                  Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Equity Securities Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

                  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 20,555.

                  (c) For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/20555 as of the date hereof.

                  (d) The term Record Date shall mean the fifteenth day of June and December commencing on December 15, 1997.

                  (e) The term Distribution Date shall mean the last business day of June and December commencing on December 31, 1997.

                  (f)      The First Settlement Date shall mean June 16,
1997.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

         rate per 100 units                       number of Units outstanding

         $0.90                                       5,000,000 or less
         $0.84                                       5,000,001 - 10,000,000
         $0.78                                       10,000,001 - 20,000,000
         $0.66                                       20,000,001 or more

                  (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.


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                  (j)      The Termination Date shall be July 13, 1998 or the
earlier disposition of the last Security in the Trust.

                  (k) The fiscal year for the Trust shall end on December 31 of each year.

                  (l) For purposes of this series of Equity Securities Trust, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

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                             THE CHASE MANHATTAN BANK
                                     Trustee


                              By: /s/ THOMAS CENTRONE
                                  -----------------------
                                    Vice President

(SEAL)





STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )


            On this 10th day of June, 1997, before me personally appeared
Thomas Centrone, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                       By: /s/ CHRISTINE S. CONVAY
                                            ------------------------
                                                Notary Public

315855.1

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                              REICH & TANG DISTRIBUTORS L.P.
                                    Depositor

                              By: Reich & Tang Asset Management, Inc.,
                                    as General Partner of Depositor


                                       By: /s/ PETER J. DEMARCO
                                           ---------------------
                                          Authorized Signator




STATE OF NEW YORK       )
                        : ss:
COUNTY OF NEW YORK      )

            On this 10th day of June, 1997, before me personally appeared
Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                       By: /s/ TERESA SCILLA
                                          ---------------------
                                                Notary Public



315855.1